                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  ONEIDA LTD.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:




Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                    ONEIDA
                         ONEIDA LTD., ONEIDA, NY 13421

   WILLIAM D. MATTHEWS
 Chairman of the Board

                                                                 April 23, 1999

To Our Stockholders:

  You are cordially invited to attend Oneida Ltd.'s 118th Annual Meeting on May 26, 1999.

  Details regarding time and place as well as the matters which will be considered at the meeting are described in the accompanying Notice and Proxy Statement.

  We hope that you can attend. However, whether or not you plan to attend, please sign and date the enclosed proxy card and return it promptly in the postpaid envelope we have provided. This will enable you to vote on the business to be transacted, whether or not you attend the meeting.

                                          Sincerely,

                                          /s/ William D. Matthews

                                  ONEIDA LTD.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 26, 1999

                               ----------------

Notice is Hereby Given that the Annual Meeting of Stockholders of ONEIDA LTD. will be held in the Big Hall of the Mansion House at Kenwood in the City of Oneida, New York, on May 26, 1999 at 2 p.m. for the following purposes:

  (a) to elect four directors for a three-year term and until their respective successors shall be elected and qualify;

  (b) to consider and vote upon a proposal to approve the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending January 29, 2000; and

  (c) to transact such other business as may properly come before the meeting or any adjournment of it.

  Only holders of Common Stock of record at the close of business on April 16, 1999 are entitled to notice of or to vote at the meeting.

                                          By Order of the Board of Directors

                                          /s/ CATHERINE H. SUTTMEIER

                                           CATHERINE H. SUTTMEIER
                                                  Secretary

Oneida, New York
April 23, 1999

  Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope so your stock can be voted in accordance with the terms of the Proxy Statement.

                                 ONEIDA LTD.
                            Oneida, New York 13421

                               ----------------

                                PROXY STATEMENT

  The solicitation of the enclosed proxy is made by the Board of Directors of Oneida Ltd. (the "Corporation"), which will bear the cost of the solicitation. Regular employees of the Corporation may solicit proxies personally or by telephone. Expenses, including out-of-pocket expenses and charges which may be incurred or made by nominees or custodians solicited in obtaining authorization from their principals to execute proxies, will be borne by the Corporation. The Corporation has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies from banks, brokers and nominees for an estimated fee of $3,500.

  Proxies and proxy soliciting material were first mailed to stockholders on or about April 23, 1999.

  Only holders of record of the Common Stock of the Corporation as of the close of business April 16, 1999 are entitled to vote at the Annual Meeting. As of that date, there were outstanding 16,668,362 shares of Common Stock. Each share is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary for a quorum at the Annual Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table lists the only stockholders known to the Corporation to be beneficial owners of more than five percent of the Corporation's Common Stock as of December 31, 1998.

                                                                 Percentage of
                                                                Total Number of
                   Name and Address                 Number of     Outstanding
                 of Beneficial Owners              Shares Owned     Shares
                 --------------------              ------------ ---------------
     Chase Manhattan Bank, N.A. ..................  2,790,704        16.01%
     Trustee for the Benefit of the Oneida Ltd.
     Employee Stock Ownership Plan
     P.O. Box 1412
     Rochester, NY 14603(1)
     National Rural Electric Cooperative Associa-
     tion                                           1,736,690         9.98%
     Retirement and Security Program..............
     1800 Massachusetts Avenue, N.W.
     Washington, D.C. 20036(2)
     Sanford C. Bernstein & Co., Inc. ............    868,940          5.0%
     One State Street Plaza
     New York, NY 10004(3)

--------
(1) On June 8, 1987, the Corporation established an Employee Stock Ownership Plan for the benefit of its Oneida Ltd. employees. The individual employee participants have sole voting power for the shares. The Corporation is the named fiduciary and administrator of the plan, and a committee appointed by the Board of Directors has sole dispositive power with regard to the shares, except that the individual employee participants have dispositive powers with regard to the shares in the event of a tender offer or any other offer or option to buy or exchange a significant number of shares in the trust. Chase Manhattan Bank, N.A., as trustee for the plan, has no discretionary power over the shares.
(2) The Corporation has received a copy of a Schedule 13G filed with the Securities and Exchange Commission by the National Rural Electric Cooperative Association Retirement and Security Program reporting beneficial ownership. This stockholder is described in the Schedule as an "Employee Benefit Plan, Pension Fund which is subject to the provisions of the Employee Retirement Income Security Act of 1974, or Endowment Fund."
(3) The Corporation has received a copy of a Schedule 13G filed with the Securities and Exchange Commission by Sanford C. Bernstein & Co., Inc. reporting beneficial ownership. The Stockholder is described in the Schedule as an "Investment Advisor/Broker Dealer."

                      ACTION TO BE TAKEN UNDER THE PROXY

  Unless the giver of the proxy directs otherwise, the shares represented by the accompanying proxy will be voted (a) for the election of four directors for a three-year term; and (b) for the proposal to approve the appointment of PricewaterhouseCoopers LLP as independent auditors. In each case where the giver of a proxy has directed that the proxy be voted otherwise, it will be voted according to the direction given. As to any other business which properly comes before the meeting or any adjournment of it, the persons acting under the proxy intend to vote according to their judgment. Management is not aware of any such other matters of business.

                              REVOCATION OF PROXY

  Anyone who gives a proxy may still vote in person. The giver may revoke the proxy at any time before it has been exercised. In this event, written notice of revocation should be filed with the Secretary of the Corporation.

                    SIGNATURES ON PROXIES IN CERTAIN CASES

  If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or administrator, whose title should follow the signature. If a stockholder is a corporation, the enclosed proxy should be signed by an executive officer, whose title should be indicated.

                             ELECTION OF DIRECTORS

Nominees for Directors

  The Corporation's Board of Directors is divided into two classes of four directors and one class of three directors serving staggered three-year terms. At the 1999 Annual Meeting, stockholders are being asked to elect four directors for a three-year term expiring at the 2002 Annual Meeting. An affirmative vote of the majority of stockholders present in person or by proxy is necessary for the election of these directors.

  Three nominees, Whitney D. Pidot, Raymond T. Schuler and William M. Tuck, are members of the present Board of Directors and were elected to a three-year term in 1996. The fourth nominee, J. Peter Fobare, is also a present member of the Board. Mr. Fobare was elected to a one-year term in 1998.

  Each nominee has consented to being named in this Proxy Statement and to serve if elected. The Management has no reason to believe that any of the nominees will be unable or unwilling to serve. Should any nominee named in the table become unable or unwilling to accept nomination or election as a director, the persons acting under the proxy intend to vote for the election in his or her stead of such other person as the Management may recommend.

              Nominees for a three-year term expiring May 29, 2002

J. Peter Fobare (a)..................... Senior Vice President and
Director since 1998, Age 49              General Manager, Oneida
                                         Consumer Retail Division
Mr. Fobare has held the above position for more than the past five years.

Whitney D. Pidot (d).................... Managing Partner, Shearman &
Director since 1996, Age 55              Sterling Attorneys, New York
Mr. Pidot has been a partner with Shearman & Sterling for more than the past five years. Shearman & Sterling has served as counsel to the Corporation for more than the past five years.

Raymond T. Schuler (b) (c).............. Former Vice Chairman,
Director since 1988, Age 69              President and Chief Executive
                                         Officer, The Business Council
                                         of
                                         New York State, Inc.
From its inception in 1980, Mr. Schuler served as the founding President and
Chief Executive Officer of the Business Council of New York State and prior to that was the President and Chief Executive Officer of Associated
Industries of New York State. He also served under Governors Rockefeller,
Wilson and Carey as the Commissioner of the New York State Department of
Transportation. Mr. Schuler is a director of Consolidated Rail Corporation.

William M. Tuck (b) (c)................. Former President, Crouse-
Director since 1996, Age 63              Hinds
                                         Division of Cooper
                                         Industries, Inc.
Mr. Tuck retired as President of Crouse-Hinds in 1998. He had held that position for more than the past five years.

         Directors continuing in office whose term expires May 30, 2001

William F. Allyn (b) (c)................ President, Welch Allyn, Inc.
Director since 1989, Age 63
Mr. Allyn has held the above position for more than the past five years. Mr.
Allyn is a director of Niagara Mohawk Power Corporation and M&T Bank.

Gregory M. Harden (b) (c)............... President and
Director since 1998, Age 42              Chief Executive Officer,
                                         Harden Furniture Co., Inc.
Mr. Harden has held the above position for the past five years. Mr. Harden is a director of Daniel Green Co., Inc. and Utica Mutual Insurance Co.

Catherine H. Suttmeier (a).............. Vice President, Secretary and
Director since 1998, Age 42              General Counsel
Ms. Suttmeier has held the above position for more than the past five years.

         Directors continuing in office whose term expires May 31, 2000

Georgia S. Derrico (b) (c).............. Chairman of the Board and
Director since 1982, Age 54              Chief Executive Officer,
                                         Southern Financial Bancorp,
                                         Inc.
Ms. Derrico has held the above position for more than the past five years.

William D. Matthews (a)................. Chairman of the Board
Director since 1973, Age 64
Mr. Matthews, who has been Chairman of the Board for more than the past five years, was succeeded by Peter Kallet as Chief Executive Officer in December,
1998. Mr. Matthews is a director of Conmed Corporation and Oneida Financial
Corp.

R. Quintus Anderson (b) (c)............. Chairman of the Board,
Director since 1994, Age 68              Aarque Capital Corporation
Mr. Anderson has held the above position for more than the past five years.
He is a director of Cold Metal Products, Inc. and Northwestern Mutual Life
Insurance Company.

Peter J. Kallet (a)..................... President and
Director since 1996, Age 52              Chief Executive Officer
Mr. Kallet was elected Chief Executive Officer in December, 1998. He has served as President and Chief Operating Officer since 1996 and previously was Senior Vice President and General Manager of the Oneida Foodservice
Division.

--------
(a) Member of Executive Committee.

(b) Member of Audit Committee.

(c) Member of Management Development and Executive Compensation Committee.

(d) Of counsel to the Audit Committee and Management Development and Executive Compensation Committee.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table lists the Corporation's Common Stock beneficially owned by the management of the Corporation as of March 31, 1999:

                                                              Number of
      Name of Beneficial Owner                               Shares Owned
      ------------------------                               ------------
      William F. Allyn                                           4,550(1)
      R. Quintus Anderson                                       65,136(1)
      Georgia S. Derrico                                        14,748(1)
      Thomas A. Fetzner                                         48,678(2)(3)
      J. Peter Fobare                                           46,474(2)(3)
      Gregory M. Harden                                         39,544(1)
      Peter J. Kallet                                           60,896(2)(3)
      William D. Matthews                                      238,555(2)(3)(4)
      Whitney D. Pidot                                           2,500(1)
      Raymond T. Schuler                                         7,321(1)
      Catherine H. Suttmeier                                    19,684(2)(3)
      Edward W. Thoma                                           47,645(2)(3)
      William M. Tuck                                            1,800(1)
      Nominees for director and directors and officers as a    597,531(1)(2)(3)
       group

Mr. Matthews individually owns more than 1.4% of the Corporation's Common
Stock.
The nominees and directors and officers as a group own 3.4%(1)(2)(3)
--------
(1) Includes 1,000 shares which as of March 31, 1999 could be acquired within 60 days upon the exercise of options under the 1998 Non-Employee Director Stock Option Plan.
(2) Includes shares which as of March 15, 1999 could be acquired within 60 days upon the exercise of options in the following amounts: T. Fetzner - 24,000; J. P. Fobare - 23,780; P. Kallet - 17,234; W. Matthews - 34,599;
    C. Suttmeier - 9,413; and E. Thoma - 26,309.
(3) Includes shares held indirectly through the Corporation's Employee Stock Ownership Plan in the following amounts: T. Fetzner - 4,787; J. P. Fobare
    - 6,145; P. Kallet - 10,059; W. Matthews - 14,314;. C. Suttmeier - 3,862;
    and E. Thoma - 6,689.
(4) Mr. Matthews also owns 390 shares of Oneida Ltd. 6% Preferred Stock.

Meetings of the Board of Directors and Standing Committees

  During the past fiscal year, the Board of Directors held nine meetings. All directors except R. Quintus Anderson attended more than seventy-five percent of the total number of meetings of the Board of Directors and of the standing committees on which they served. Certain members designated in the Election of Directors section attended the following standing committee meetings:

  Audit Committee. During the past fiscal year, the committee met on four occasions. None of the members of the committee is an officer or an employee of the Corporation. The committee reviews and makes recommendations to the Board of Directors with respect to the independent accountants' management letter and reviews the accounting systems and controls of the Corporation on a continuing basis.

  Management Development and Executive Compensation Committee. During the past fiscal year, the committee met on four occasions. None of the members of the committee is an officer or an employee of the Corporation. The committee reviews and establishes the salaries of the officers who are compensated at an annual basic rate of $100,000 or more. The committee also makes recommendations to the Board of Directors with respect to the organization, management and personnel of the Corporation and has responsibility for administering the Corporation's stock option plans, restricted stock awards and incentive compensation plans.

  The Corporation does not have a standing Nominating Committee.

Directors' Compensation

  Directors who are not employees of the Corporation receive $14,000 on an annual basis for serving as directors of the Corporation. They also receive $1,250 per Board meeting, $750 each for the first two committee meetings held on the day of regular Board meetings, $400 for the third committee meeting held on the day of regular meetings and $750 for special committee meetings not held on the day of regular Board meetings. Committee chairpersons receive an additional $50 per committee meeting.

  Pursuant to the 1998 Non-Employee Directors Stock Option Plan, each non-employee member of the Board of Directors is granted an option to purchase 1,000 shares of the Corporation's Common Stock at each Annual Meeting of Stockholders. All director options have a per share exercise price equal to the fair market value of the shares on the date of grant. Director options automatically vest and become exercisable upon the earlier of (i) twelve months from date of grant or (ii) the Annual Meeting of Stockholders which is immediately following the Annual Meeting of the grant of the applicable director option. All director options expire ten years from date of grant.

  Retiring non-employee directors who serve ten years or more on the Board continue to receive their retainer for ten years following their retirement. Non-employee directors who retire with five to ten years of service receive 50% of their annual retainer for the ten-year period after retirement.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table shows for the past three fiscal years the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to the Corporation's Chief Executive Officers(/1/) and each of the Corporation's four other most highly compensated executive officers.

                                                                            Long Term Compensation
                                                                       --------------------------------
                                   Annual Compensation                   Awards          Payouts
                   --------------------------------------------------- ----------- --------------------
    Name and                                                           Restricted
    Principal                      Cash        Stock      Other Annual    Stock    Options     LTIP         All Other
    Position       Year  Salary  Incentive Incentive(/2/) Compensation Awards(/3/)    #    Payouts(/4/) Compensation(/5/)
    ---------      ---- -------- --------- -------------- ------------ ----------- ------- ------------ -----------------
William D. Mat-
thews              1998 $289,197 $263,050          $0          $0            $0    15,000       $0           $4,687
 Chairman &
  CEO(/1/)         1997  278,720  210,595     164,580           0        89,015    15,000        0            5,668
                   1996  268,893  105,420      91,523           0        40,360         0        0            5,218
Peter J. Kallet    1998  260,000  189,030      12,543           0        35,624    25,000        0            4,830
 President &
  CEO(/1/)         1997  240,000  258,270      65,937           0        89,015    15,000        0            5,908
                   1996  203,333  153,020           0           0        40,360         0        0            4,712
J. Peter Fobare    1998  179,776   58,100           0           0             0    17,500        0            4,381
 Senior Vice
 President         1997  169,600   82,825           0           0             0     9,000        0            5,267
 and General Man-
  ager,            1996  160,000   69,175           0           0             0         0        0            4,232
 Consumer Retail
  Division
Edward W. Thoma    1998  139,310   50,800           0           0             0    12,500        0            3,654
 Senior Vice
  President,       1997  133,592   66,260           0           0             0     7,500        0            4,653
 Finance           1996  129,229   55,340           0           0             0         0        0            3,206
Thomas A. Fetzner  1998  120,490   63,500           0           0             0    12,500        0            2,964
 Vice President
  and              1997  115,856   66,260           0           0             0     5,000        0            3,715
 Corporate Con-
  troller          1996  111,400   55,082           0           0             0         0        0            2,923
Catherine H.
 Suttmeier         1998  120,000   63,500           0           0             0    12,500        0            3,253
 Vice President,   1997  100,000   66,260           0           0             0     5,000        0            4,146
 Secretary and     1996   90,000   55,340           0           0             0         0        0            2,838
  General Counsel

--------
(1) Mr. Kallet was elected to succeed Mr. Matthews as Chief Executive Officer on December 18, 1998. Mr. Matthews remains Chairman of the Board and Mr. Kallet retains the position of President of the Corporation.

(2) Mr. Matthews was awarded 6,240 shares of stock for 1997 and 4,914 shares for 1996, and Mr. Kallet was awarded 900 shares for 1998 and 2,500 shares for 1997, pursuant to the incentive plan based on three-year performance of the Corporation's Common Stock, as described below on page 12; shares are valued at the market price on the date of allocation.

(3) Mr. Kallet was awarded 2,556 shares of Common Stock for 1998 and Messrs. Matthews and Kallet each were awarded 3,375 shares for 1997 and 2,167 shares for 1996, based on the Corporation's performance, pursuant to the incentive plan for the chief executive and chief operating officers, which is described below on page 12.

(4)  LTIP: Long-Term Incentive Payments.

(5) This category included (i) allocation of shares to the Employee Stock Ownership Plan as follows: for 1998, W. Matthews - 137; P. Kallet - 142; J.P. Fobare - 127; E. Thoma - 113; T. Fetzner - 92; and C. Suttmeier - 103; for 1997, W. Matthews - 203; P. Kallet - 212; J.P. Fobare - 188; E.
     Thoma - 165; T. Fetzner - 130; and C. Suttmeier - 146; and for 1996, W. Matthews - 228; P. Kallet - 238; J.P. Fobare - 213; E. Thoma - 187; T. Fetzner - 144; and C. Suttmeier - 140; shares are valued at the market price on the dates of allocations; and (ii) the Corporation's matching contributions to the executives' 401(k) savings plans; the Corporation's contributions for Messrs. Matthews, Kallet, Fobare, Thoma and Fetzner and Ms. Suttmeier for 1998 were $500 and for 1997 and 1996 were $250.

Stock Options

  The following table contains information concerning the grant of stock options under the Corporation's 1998 Stock Option Plan to the Corporation's Chief Executive Officers and each of the Corporation's four other most highly compensated executive officers as of the end of the past fiscal year.

                       OPTION GRANTS IN PAST FISCAL YEAR

                                            Individual Grants
      ----------------------------------------------------------------------------------------------
                                                                               Potential Realizable
                                           % of Total                            Value at Assumed
                                 Shares     Options                               Annual Rates of
                               Underlying  Granted to    Exercise                   Stock Price
                                Options   Employees in   or Base    Expiration   Appreciation for
      Name                      Granted   Fiscal Year  Price (S/Sh)    Date         Option Term
      ----                     ---------- ------------ ------------ ---------- ---------------------
                                                                                 5%($)      10%($)
                                                                               ---------- ----------
      W. Matthews.............   15,000         5         $21.88       2008       206,400    523,100
      P. Kallet...............   25,000       8.4          21.88       2008       344,000    871,800
      J. P. Fobare............   17,500       5.9          21.88       2008       240,800    610,200
      E. Thoma................   12,500       4.2          21.88       2008       172,000    435,900
      T. Fetzner..............   12,500       4.2          21.88       2008       172,000    435,900
      C. Suttmeier............   12,500       4.2          21.88       2008       172,000    435,900

Note: The 1998 Stock Option Plan provides for grants of Common Stock options to executive officers and key employees of the Corporation and its subsidiaries. The exercise price for shares granted is the market value of the shares on the date of the grant. The exercise price may be paid by cash; from time to time payment has been allowed in other forms, including by exchange of Common Stock of the Corporation previously held by the executive. The vesting schedule as well as the term during which an option may be exercised are established at the time of the grant.

  The following table sets forth information with respect to the named executives concerning the exercise of options during the past fiscal year and unexercised options held at the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN PAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUE

                                                                   Value of
                                                    Number of     Unexercised
                                                   Unexercised   In-the-Money
                                                   Options at     Options at
                                                    FY-End(#)      FY-End($)
                                                  ------------- ---------------
                            Shares
                          Acquired on    Value    Exercisable/   Exercisable/
      Name                Exercise(#) Realized($) Unexercisable  Unexercisable
      ----                ----------- ----------- ------------- ---------------
      W. Matthews(1).....    6,002     $112,906        34,599/0 $     218,042/0
      P. Kallet..........   10,950      214,631   17,234/35,801 172,021/128,137
      J.P. Fobare........    4,491       90,309   23,780/24,701  227,133/83,424
      E. Thoma...........    6,600       54,054   26,309/18,500  248,712/69,510
      T. Fetzner.........    4,500       91,980   24,000/18,500  216,690/69,510
      C. Suttmeier.......        0            0    9,413/18,500   93,240/69,510

--------
(1) Mr. Matthews retired January 30, 1999. Under the terms of the plan, all options previously granted to him vested on that date, beginning three-month, six-month and twelve-month periods in which they must be exercised.

Pension Plan Table

  The following table shows estimated annual retirement benefits payable at age 65 under the Corporation's qualified defined benefit plan.

      Final Average
     Annual Earnings                         10 Years 20 Years 30 Years 40 Years
     ---------------                         -------- -------- -------- --------
     $100,000............................... $ 8,840  $17,680  $ 26,521 $ 35,361
      120,000...............................  10,741   21,482    32,223   43,964
      150,000...............................  13,591   27,182    40,773   54,364
      200,000...............................  18,340   36,681    55,022   73,363
      300,000...............................  27,841   55,682    83,523  111,364
      400,000...............................  37,340   74,680   112,021  149,361
      500,000...............................  46,840   93,681   140,522  187,363

  Compensation covered by the plan includes base salary and cash incentives reported in the Summary Compensation Table. The normal retirement benefit at age 65 is based on years of service and the average annual compensation during the three highest paid consecutive calendar years of the ten years of employment preceding retirement. Years of service for the purpose of determining benefits for the named executives are W. Matthews--29 years, P. Kallet--31 years, J. P. Fobare--26 years, E. Thoma--20 years, T. Fetzner--12 years, and C. Suttmeier--16 years.

  These named executives also participate in the Oneida Ltd. Employee Stock Ownership Plan, a defined contribution plan. Allocations for the past fiscal year are reported in the Summary Compensation Table.

  Benefits are limited to the extent required by provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974.

Change in Control Agreements

  The Corporation has entered into Change in Control Agreements with executive officers as follows: with Mr. Thoma and Mr. Fetzner dated July 26, 1989; with Ms. Suttmeier dated March 29, 1995; and with Mr. Kallet and Mr. Fobare dated February 28, 1996. The agreements, in general, provide that in the event the officer's employment is terminated as a result of a Change in Control, the officer will be entitled to a severance payment equal to 2.99 times his or her average annual compensation (as defined), health insurance for three years following termination and a supplemental pension benefit.

  These agreements define a "Change in Control" as an event where (A) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any company owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (A), (C) or (D) of this Section) whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (C) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Corporation's then outstanding securities; or (D) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

  In 1989 the Board of Directors also approved an Employee Security Plan which provides severance benefits for all eligible employees of the Corporation who lose their jobs in the event of a Change in Control. Employees are eligible for these benefits if they have one year or more of service. Executive officers who are parties to the agreements described above are not eligible for Employee Security Plan benefits.

                         BOARD COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  Decisions on compensation of the Corporation's executives generally are made by the Management Development and Executive Compensation Committee of the Board of Directors ("Compensation Committee"). This committee consists of six of the seven non-employee directors of the Corporation. Mr. Pidot serves the committee in the capacity of counsel.

  This Compensation Committee report provides the policies and philosophy underlying decisions regarding executive compensation for 1998 and how they affected Mr. Matthews and Mr. Kallet, in particular, and in general Messrs. Fobare, Thoma and Fetzner and Ms. Suttmeier--the four executive officers other than Messrs. Matthews and Kallet who for 1998 were the Corporation's most highly paid executive officers.

Oneida's Executive Compensation Policies

  Oneida's executive compensation programs are designed to retain and reward executives who are capable of leading the Corporation to achieve its business objectives in an industrial and market environment characterized by growth, complexity, competition and change.

  Increasingly, compensation is provided in the form of cash or stock-based incentive plans intended to integrate pay with the Corporation's annual and long-term performance goals, recognizing both individual initiative and achievements as well as contributions toward overall divisional and corporate performance.

  Executives other than the named executive officers are eligible for selection as participants in the Corporation's executive incentive plans. Moreover, all employees of the Corporation's Oneida Silversmiths Division participate in an annual profit sharing plan based on the performance of their business unit. However, these employees typically receive a larger percentage of their compensation in salary than do senior executives.

  As a result of the emphasis on tying executive compensation to business performance, compensation may fluctuate from year to year. Historically, in successful years, a substantial portion of executives' total compensation was earned through incentives. In less profitable years, less or no incentive compensation is paid.

  Annual compensation for Oneida's executive management consists of three elements:

    1.Salary -- In general, salaries are influenced by compensation paid to executives of corporations with similar revenues and scopes of operation. Within that framework, individual salaries reflect personal contribution and performance as well as experience and years of service. In evaluating an executive's personal contribution and performance, the Corporation considers the individual's contribution to the overall performance of the Corporation or division; effectiveness in budget management; performance in assigned special projects; and managerial ability.

    2.Annual Cash Incentive -- These annual incentive payments are tied directly to corporate or business unit performance:

      a.Corporate -- For executives with corporate responsibilities, their incentive measurements for 1998 were Return on Equity and Income before Taxes. These two factors reflect the Corporation's relative emphasis on return and growth; and

      b.Other -- For executives whose responsibilities are limited to a division or subsidiary, incentives are based on their business unit's operating income and cash flow.

    3.Stock Awards and Options -- The Corporation believes its senior executives should have a greater equity interest in the Corporation as a way of aligning their interests with those of stockholders. Long-term incentive programs have been designed with this interest in mind:

      a.Stock option grants -- These provide an incentive that focuses executives' attention on managing the Corporation from the perspective of an owner with an equity stake in the business.

    Because the option price is the fair market value of a share at the time of the grant, stock options are tied to the future performance of stock and will provide value to the recipient only when the price of stock rises above the option grant price; and

      b.Restricted stock awards -- The Corporation's plan is intended to promote the growth and profitability of the Corporation by providing long-term equity rewards to key employees who are expected to have a significant impact on the performance of the Corporation. These awards provide a long-term focus since, in general, the stock is restricted from being sold, transferred or assigned and is forfeitable until it vests.

The Chief Executive's 1998 Compensation

  SEC regulations require the Compensation Committee to discuss its basis for decisions affecting the chief executive's 1998 compensation in relation to the Corporation's performance during the past fiscal year. As noted above, Mr. Kallet was elected to succeed Mr. Matthews as Chief Executive Officer on December 18, 1998. The compensation provisions discussed below cover both Mr. Matthews and Mr. Kallet.

  The Compensation Committee's general approach in setting the chief executive's annual compensation seeks to reflect compensation levels of other corporations with similar revenues and scopes of operation, but to provide a large percentage of his target compensation based on objective long-term performance criteria. This provides an incentive to work toward clearly defined long-term goals while providing stability by giving the chief executive some certainty in the level of his compensation through the non-performance based elements.

  In 1993, the Compensation Committee took steps to bring the chief executive's salary, as well as that of the Chief Operating Officer, more in line with their peers in other corporations through the adoption of two performance-based incentive programs--one based on the long-term performance of the Corporation's stock and the other based on corporate performance during the previous year.

  The incentive programs have had the effect of more directly tying compensation to the Corporation's performance. As a result, overall compensation for the chief executives fell last year as performance dropped below the levels achieved the previous year.

  In the stock performance-based plan, payouts are determined by the average annual growth in earnings per share of the Corporation's Common Stock over the prior three-year period. In years when the performance goals are met, the Chief Executive Officer and Chief Operating Officer may elect to receive their award in cash or stock or a combination of both. A stock selection is encouraged by setting the election price at 80 percent of the average Common Stock prices on the last day of each of the preceding four fiscal quarters.

  Messrs. Matthews' and Kallet's 1998 incentive under this plan was based on achieving 62 percent of the plan's performance goals.

  The remainder of Messrs. Matthews' and Kallet's performance-based compensation for 1998 derived from the plan for the Chief Executive Officer and Chief Operating Officer which provides for annual cash incentives as well as restricted stock awards based on corporate performance during the preceding fiscal year. The features of this plan are:

    1.Payouts are based on a formula of 50 percent Return on Equity and 50 percent Income before Taxes, reflecting the Corporation's present relative emphasis on return and growth;

    2.The plan incorporates base or platform performance objectives which must be met before any payments are made. These performance objectives are set for a two-year period. They are based on goals for good performance, rather than levels which happen to be attainable in a given year; and

    3.In years when performance goals are met, in addition to their cash incentive, the Chief Executive Officer and Chief Operating Officer will be considered for restricted stock awards. The value of the stock award will be one-third of the profit sharing payout, with the number of shares determined by market price.

  Messrs. Matthews' and Kallet's cash and stock incentives under this plan were based on achieving 73 percent of the plan's target amount.

  In 1998, Mr. Matthews' salary reflects an increase of less than 4 percent and Mr. Kallet's salary reflects an increase of 8.3 percent in comparison with the preceding year. The chief executives' overall compensation for 1998, however, reflects the awards provided in their performance-based incentives. As such, it is directly related to the performance of continuing operations of the Corporation during the past fiscal year, which fell below levels achieved in the previous year.

  Messrs. Matthews and Kallet, with other Corporation executives, participate in the stock option program discussed above.

  During the past fiscal year, Mr. Matthews exercised stock options granted him in 1993 and 1997. Mr. Kallet exercised stock options granted him in 1988 and 1989. The options had an exercise price equal to the market price of the Corporation's stock on the date the options were granted and vested on the basis of their continued employment with the Corporation. Thus, the amount realized by Messrs. Matthews and Kallet upon exercise of the options resulted directly from appreciation in the Corporation's stock price during the period.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Georgia S. Derrico, Chairman
William F. Allyn
R. Quintus Anderson
Gregory M. Harden
Raymond T. Schuler
William M. Tuck

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Pidot sits in on the Compensation Committee by invitation as counsel.

                     1994-1999 Stockholders' Return Graph

  The following line graph compares the cumulative total stockholder return of the Corporation's Common Stock with returns for the Russell 2000 Index and a "Housewares Peer Group" for the period covering the Corporation's past five fiscal years. Proxy statement disclosure rules adopted by the Securities and Exchange Commission ("SEC") require such a total stockholder return comparison using both a broad-based stock price index and a line-of-business comparator group. The composite of the Russell 2000 Index meets the broad-based stock price index requirement, which permits market capitalization to be a factor. The median market capitalization of the Russell 2000 Index companies was slightly under $500 million as of the last reconstitution of the index. The Corporation's average start-of-year market capitalization for each year in the five-year performance period was $223 million.

  The "Housewares Peer Group" is comprised of those companies, currently included in the Investors Business Daily "Housewares" stock price index, which had market capitalizations of less than $750 million at the start of each of the fiscal years covered by the graph. These companies are: Decora Industries, Ekco Group, General Housewares, Home Products Intl., Libbey, Lifetime Hoan and Mikasa.

  The return values set forth below and plotted on the graph are based on an initial investment of $100 on January 31, 1994, in the Corporation's Common Stock, and each of the two comparator investment groups, with all dividends treated as reinvested, and each component company within an investment group weighted by its start-of-year market capitalization.

                           COMPARISON OF FIVE-YEAR
                  CUMULATIVE TOTAL RETURN AMONG ONEIDA LTD.,
                    RUSSELL 2000 AND HOUSEWARES PEER GROUP
                    --------------------------------------

                               ---------------------------------------------------------
                               1/31/94   1/31/95   1/31/96   1/31/97   1/31/98   1/31/99
----------------------------------------------------------------------------------------
ONEIDA LTD.                     $100.0     $98.9    $118.1    $136.5    $330.1    $177.7
----------------------------------------------------------------------------------------
RUSSELL 2000                    $100.0     $94.0    $122.1    $145.3    $171.5    $172.1
----------------------------------------------------------------------------------------
HOUSEWARES PEER GROUP           $100.0     $96.6     $91.3    $106.4    $129.9    $103.3
----------------------------------------------------------------------------------------

                       APPROVAL OF INDEPENDENT AUDITORS

  The Audit Committee of the Board of Directors has recommended the appointment of PricewaterhouseCoopers LLP as independent certified public accountants. The Board of Directors of the Corporation has appointed PricewaterhouseCoopers LLP for the purpose of auditing the Corporation's accounts for the fiscal year ending January 29, 2000 and stockholder approval of such appointment is requested.

  The Board of Directors considers such auditors to be well qualified and recommends a vote FOR the proposal to approve the appointment of PricewaterhouseCoopers LLP. In the event such appointment is not approved by stockholders, the Board of Directors will appoint other auditors at the earliest feasible time.

  Representatives from PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement and to answer questions from stockholders.

                             STOCKHOLDER PROPOSALS

  Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2000 Annual Meeting of Stockholders does not notify the Corporation of such proposal on or prior to March 8, 2000, then management proxies will be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2000 proxy statement.

  Notwithstanding the above, in order to be included in the Corporation's proxy statement relating to the 2000 Annual Meeting, proposals of stockholders intended to be presented to the Corporation's 2000 Annual Meeting of Stockholders must be received at the Corporation's principal executive offices not later than December 27, 1999.

                                 OTHER MATTERS

  Other than the foregoing, the Board of Directors knows of no matters which will be presented at the Annual Meeting for action by stockholders. However, if any other matters properly come before the meeting, or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the persons acting by authorization of the proxies.

  The Annual Report of the Corporation for the fiscal year ended January 30, 1999 including audited financial statements is included with this mailing.

                                       By Order of the Board of Directors

                                       /s/ Catherine H. Suttmeier

                                          Catherine H. Suttmeier
                                                 Secretary

Oneida, New York
April 23, 1999

                   ONEIDA LTD. - ANNUAL MEETING MAY 26, 1999

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned, a holder of Common Stock of ONEIDA LTD., hereby appoints WILLIAM D. MATTHEWS, PETER J. KALLET and GEORGIA S. DERRICO, as Proxies of the undersigned with full power of substitution and revocation, to vote all shares of the stock of Oneida Ltd. which the undesigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Oneida Ltd. to be held May 26, 1999, and at any adjournments thereof, hereby revoking any other Proxy heretofore given. A majority of said Proxies or their substitutes as shall be present and acting at the said meeting shall have and may exercise all the powers of said Proxies hereunder. The said Proxies are instructed:

                      CONTINUED AND TO BE ON REVERSE SIDE

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                                  ONEIDA LTD.

                                 May 26, 1999


            \/  Please Detach and Mail in the Envelope Provided  \/


     Please mark your
[X]  votes as in this
     example.

                                       FOR      WITHHELD
ELECTION of the following                                    Nominees:
nominees as directors for              [_]        [_]          J.P. Fobare
a three-year term expiring                                     W. Pidot
May 29, 2002;                                                  R. Schuler
                                                               W. Tuck
FOR ALL EXCEPT as indicated to the contrary below:

-------------------------------------------------

                                                 FOR   AGAINST   ABSTAIN
2. TO VOTE on the proposal to approve the
   appointment of the PricewaterhouseCoopers     [_]     [_]       [_]
   LLP as independent auditors;

3. To act in their discretion on such other matters as may properly come before said meeting or any adjournment thereof.

Shares will be voted as specified and where no specification is made the vote of the undersigned will be cast FOR the election of directors and FOR the proposal outlined in (2).

IMPORTANT: please sign, date, and return this Proxy promptly in the accompanying envelope.


Signature:             Date:       Signature:             Dated:        , 1999
          ------------      ------           ------------       --------
NOTE: The signature should exactly correspond with the name or names in which the stock is registered as shown above. If jointly owned, both signatures are required.